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                                                                EXHIBIT 99.B10


                             GODFREY & KAHN, S.C.
                               ATTORNEYS AT LAW
                            780 North Water Street
                          Milwaukee, Wisconsin 53202
                   Phone  (414) 273-3500 Fax (414) 273-5198




                                January 26, 1998

Strong International Income Funds, Inc.
100 Heritage Reserve
Menomonee Falls, Wisconsin 53051

           Re: Strong Global High-Yield Bond Fund

Gentlemen:

           We have acted as your counsel in connection with the preparation of a Registration Statement on Form N-1A (Registration Nos. 33-74578; 811-8318) (the "Registration Statement") relating to the sale by you of an indefinite number of shares (the "Shares") of common stock, $.01 par value of Strong Global High-Yield Bond Fund (the "Fund"), a series of Strong International Income Funds, Inc. (the "Company"), in the manner set forth in the Registration Statement (and the Prospectus of the Fund included therein).

           We have examined: (a) the Registration Statement (and the Prospectus of the Fund included therein), (b) the Company's Articles of Incorporation and
By-Laws, each as amended to date, (c) certain   resolutions of the Company's
Board of Directors, and (d) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

           Based upon the foregoing, we are of the opinion that the Shares, when sold as contemplated in the Registration Statement, will be duly authorized and validly issued, fully paid and nonassessable except to the extent provided in Section 180.0622(2)(b) of the Wisconsin Statutes, or any successor provision, which provides that shareholders of a corporation organized under Chapter 180 of the Wisconsin Statutes may be assessed up to the par value of their shares to satisfy the obligations of such corporation to its employees for services rendered, but not exceeding six months service in the case of any individual employee; certain Wisconsin courts have interpreted
"par value" to mean the full amount paid by the purchaser of shares upon the issuance thereof.
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Strong International Income Funds, Inc.
January 26, 1998
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        We consent to the use of this opinion as an exhibit to the Registration
Statement. In giving this consent, however, we do not admit that we are "experts" within the meaning of Section 11 of the Securities Act of 1933, as amended, or within the category of persons whose consent is required by Section 7 of said Act.

                                        Very truly yours,


                                        /s/ Godfrey & Kahn, S.C.

                                        GODFREY & KAHN, S.C.